Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in this Registration Statement on Form F-1 of G Medical Innovations Holdings Ltd. of our report dated April 28, 2021, relating to the consolidated financial statements of G Medical Innovations Holdings Ltd., which is contained in the Prospectus.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

Tel Aviv, Israel	/s/ Ziv Haft
May 19, 2022	Certified Public Accountants (Isr.)
BDO Member Firm